EXHIBIT 99.1
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FOR IMMEDIATE RELEASE

Marlborough, Mass. - May 25, 2007 (BUSINESS WIRE) -- ThinkEngine Networks, Inc. (AMEX: THN), today announced that on May 22, 2007 it received notice from the American Stock Exchange ("AMEX" or "Exchange") indicating that the Company is below certain of the Exchange's continued listing standards, as set forth in
Section 1003 (a) (iii) of the AMEX Company Guide, in that the Company, as of March 31, 2007, had Stockholders' Equity of less than $6,000,000 and also had sustained losses from continuing operations and/or net losses in its five most recent fiscal years.

In accordance with AMEX rules, by June 21, 2007 the Company will submit a plan for review by the Exchange to demonstrate the Company's ability to regain compliance by November 21, 2008. If the plan is accepted, the Company may be able to continue its listing during the plan period subject to periodic review to determine that progress is consistent with the plan. If the Company's plan is not accepted by the Exchange, the Company will be subject to delisting procedures as set forth in the AMEX Company Guide.

Pending a decision by the AMEX listing qualifications staff, the Company will remain listed on AMEX.

ABOUT THINKENGINE NETWORKS

ThinkEngine Networks is a
leading provider of TDM and IP capable conferencing bridges and media servers. The VSR1000 includes both TDM and IP interfaces as standard equipment and is capable of processing 968 simultaneous sessions in a compact 1U platform. The NEBS 3 certified platform has been deployed by customers to implement reservationless conferencing, prepaid calling, and IVR applications. The Company's CX Series - Exchange Network Media Servers are a cost-effective and highly scalable family of carrier-class media server platforms. They deliver advanced network media solutions in VoIP networks as well as in traditional AIN and TDM circuit switched and mixed network environments. ThinkEngine is a disruptive force in the marketplace - drastically reducing the cost of implementation while giving customers a migration path from TDM to VoIP. For more information about the Company, visit http://www.thinkengine.com.

SAFE HARBOR STATEMENT

THIS NEWS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS, UNCERTAINTIES AND ASSUMPTIONS. ALL STATEMENTS CONTAINED HEREIN WHICH ARE NOT HISTORICAL FACTS ARE FORWARD-LOOKING STATEMENTS. THE FORWARD-LOOKING STATEMENTS IN THIS RELEASE ARE MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SUCH FORWARD-LOOKING STATEMENTS ARE SUBJECT TO RISKS AND UNCERTAINTIES, WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE ANTICIPATED. SUCH RISKS AND UNCERTAINTIES INCLUDE, BUT ARE NOT LIMITED TO, THE CONTINUANCE OF REDUCED CAPITAL EXPENDITURES THROUGHOUT THE TELECOMMUNICATIONS MARKET, VARIABILITY OF SALES VOLUME FROM QUARTER TO QUARTER, PRODUCT DEMAND, MARKET ACCEPTANCE, LITIGATION, DEPENDENCE ON SIGNIFICANT CUSTOMERS, THIRD PARTY SUPPLIERS AND INTELLECTUAL PROPERTY RIGHTS, RISKS IN PRODUCT AND TECHNOLOGY DEVELOPMENT AND OTHER RISK FACTORS DETAILED IN THE

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COMPANY'S MOST RECENT FORM 10-K, AND OTHER SUBSEQUENT SECURITIES AND EXCHANGE
COMMISSION FILINGS. THINKENGINE NETWORKS DOES NOT UNDERTAKE ANY DUTY TO UPDATE FORWARD-LOOKING STATEMENTS.

CONTACT: John Steinkrauss
Chief Financial Officer
ThinkEngine Networks, Inc.
jsteinkrauss@thinkengine.com
508-597-0452

Source: ThinkEngine Networks, Inc.


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